UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]	Preliminary Information Statement
[_]	Confidential, for Use of the Commission
(only as permitted by Rule 14c-5(d)(2))
[_]	Definitive Information Statement
[_]	Definitive Additional Materials

JOURNAL OF RADIOLOGY, INC. (Name of Registrant Specified In Its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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1

JOURNAL OF RADIOLOGY, INC.

2230 Michigan Avenue

Santa Monica, California 90404

(310) 460-7303

NOTICE OF STOCKHOLDER ACTION BY

WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING STOCK

To Our Stockholders:

NOTICE IS HEREBY GIVEN to inform the stockholders of Journal of Radiology, Inc. (the “Company” or “we” or “our” or “us”) as of the close of business on July 20, 2012,  that on July 20, 2012 our board of directors recommended and a majority of our stockholders voted to approve an amendment to the Company’s Articles of Incorporation, as amended, to:

•

increase the number of authorized shares of common stock of the Company, par value $0.001(the “Common Stock”)  from 500,000,000 to 5,000,000,000, and the number of shares of preferred stock of the Company, par value $0.01 (the “Preferred Stock”) from 5,000,000 to 50,000,000; and

•

affect a 30 for 1 forward stock split (the “Forward Split”) of our outstanding shares of Common Stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of a majority of stockholders satisfies any applicable stockholder voting requirement under the Nevada corporation law, our Articles of Incorporation, as amended, and our By-Laws, we are not asking for a proxy and you are not requested to send one.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least twenty (20) days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is first being mailed to stockholders on or about __________, 2012.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Section 14(c) of the Exchange Act.

By Order of the Board of Directors,

Santa Monica, California

___________, 2012

By:   /s/ Aaron Shrira

Aaron Shrira

President and Director

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

___________, 2012

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Preliminary Information Statement (“Information Statement”) has been filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  It is being furnished to the holders of the outstanding shares of common stock, par value $0.001 (the “Common Stock”), of Journal of Radiology, Inc., a Nevada corporation (the “Company,” “we,” “us,” “our,” or similar terms).  Effective as of July 20, 2012 and pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes (“NRS”), the Company received, by written consent in lieu of a regular or special meeting of the Company’s stockholders, the approval of stockholders holding 36,000,000 votes, representing 60.62% of the total possible votes outstanding, voting in favor of an amendment to the Company’s Articles of Incorporation, as amended, as set forth in the Certificate of Amendment to the Company’s Articles of Incorporation attached to this Information Statement as Exhibit A (the “Articles Amendment”), (i) authorizing the increase in the number of authorized shares of Common Stock from 500,000,000 to 5,000,000,000 and the number of shares of preferred stock of the Company, par value $0.01 (the “Preferred Stock”) from 5,000,000 to 50,000,000; and (ii) effecting a 30 for 1 forward stock split (the “Forward Split”) of our outstanding shares of Common Stock.

The Board of Directors of the Company (the “Board”) fixed July 20, 2012 as the record date (“Record Date”) for determining the stockholders entitled to give their written consent to the Articles Amendment.  As of the Record Date, we had 500,000,000 authorized shares of Common Stock, of which 59,385,000 shares were issued and outstanding. Each share of Common Stock is entitled to one vote. There was no other class of voting securities outstanding on the Record Date. As of the Record Date, we had 5,000,000 authorized shares of Preferred Stock, 1,000,000 of which have been designated as Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”).  Each holder of Series A Preferred Stock is entitled to 5,000 votes on all matters submitted to a vote of the stockholders of the Company. As of the Record Date, 0 shares of Series A Preferred Stock were issued and outstanding.  The stockholders who hold, as of the Record Date, greater than a majority of the voting power of our Common Stock have executed a written consent resolution (the “Written Consent”) approving the Articles Amendment.  Specifically, 36,000,000 outstanding shares of Common Stock (with a power of one vote per share), equaling 60.62% of the total voting power of all of the Common Stock issued and outstanding, as of the Record Date, have cast votes in favor of the Articles Amendment.  Inasmuch as holders of our Common Stock holding 60.62% of the voting power of our outstanding Common Stock have already approved the Articles Amendment, we are not seeking approval for the Articles Amendment from any of our remaining stockholders, nor will they be given an opportunity to vote on the proposed Articles Amendment.  All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to our stockholders of the Articles Amendment, as required by the Exchange Act.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Articles Amendment cannot become effective until twenty (20) days after the date this Information Statement is mailed to the stockholders of our Common Stock.  This Information Statement should be mailed to our stockholders on or about _________, 2012. Therefore, we estimate the effective date of the Articles Amendment to be on or about __________, 2012 (the “Effective Date”).

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our Common Stock, without giving effect to the Forward Split, as of  June 20, 2012 by (i) each person known by us to own beneficially more than 5% of each class, (ii) all directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock except to the extent that authority is shared by spouses under applicable law.

Title of Class	Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percent of Class(2)
Common Stock	Imagin8(3)	30,000,000	50.52%
Common Stock	Aaron Shrira (4) President and Director	6,000,000	10.10%
Common Stock	Elana Berman-Shrira (5) Director	-	*
Common Stock	All directors and current executive officers as a group (two people)	6,000,000	10.10%

* Less than 1%

(1) Unless otherwise indicated, the mailing address for each party listed is c/o Journal of Radiology, Inc., 2230 Michigan Avenue, Santa Monica, California 90404.

(2) The above percentages are based on 59,385,000 shares of Common Stock outstanding as of June 20, 2012.

(3) Imagin8 can be reached at: 33 Fraser Avenue, Suite G12, Liberty Village, Toronto, Ontario M6K 3J9.  Imagin8’s ownership consists of 30,000,000 shares of Common Stock.

(4) Mr. Shrira’s beneficial ownership consists of 6,000,000 shares of Common Stock.

(5) Mrs. Berman-Shrira may be considered the beneficial owner of 6,000,000 shares of Common Stock owned by her husband Aaron Shrira.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security).

There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

There are no arrangements or understandings among members of both the former and the new control groups and their associates with respect to election of directors or other matters.

DESCRIPTION OF THE CORPORATION ACTION

AMENDMENT OF OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 TO 5,000,000,000 AND THE NUMBER OF SHARES OF PREFERRED STOCK OF FROM 5,000,000 TO 50,000,000

Purpose of the Increase in Authorized Shares of Common Stock and Preferred Stock

The Board recognizes that it cannot affect the Forward Split, until it increases the number of authorized shares of Common Stock. Further, the Board believes that it is desirable to have additional authorized shares of Common Stock and Preferred Stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Board believes that having such additional authorized shares of Common Stock and Preferred Stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholders, the Board believes that such transactions would increase the value of the Company to its stockholders. The increase in authorized Common Stock and Preferred Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock or Preferred Stock without requiring future stockholder approval of such issuances, except as may be required by the Articles of Incorporation, as amended, or applicable law.

Potential Effects of the Increase in Authorized Shares of Common Stock and Preferred Stock

The proposed increase in the authorized number of shares of Common Stock and Preferred Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock or Preferred Stock. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this action is not being undertaken with the intent that it be utilized as a type of anti-takeover device.

The Board may authorize, without further stockholder approval, the issuance of such shares of Common Stock or Preferred Stock to such persons, for such consideration, and upon such terms as the Board determines. Such issuance could result in a significant dilution of the voting rights and the stockholders’ equity, of then existing stockholders.  There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock or Preferred Stock as a result of increasing the number of authorized shares.

AMENDMENT OF OUR ARTICLES OF INCORPORATION TO EFFECT A FORWARD SPLIT AT AN EXCHANGE RATIO OF THIRTY FOR ONE (30:1).

Purpose of the Forward Split

The Board believes that effecting the Forward Split, which will result in a lower stock price and a larger number of shares in the public float, may encourage investor interest and improve the marketability and liquidity of the Common Stock.  In deciding to implement the Forward Split, the Board considered among other things: (i) the market price of the Common Stock, (ii) the number of shares of Common Stock that will be outstanding after the Forward Split, (iii) the stockholders’ equity, (iv) the shares of Common Stock available for issuance in the future and (v) the nature of the Company’s operations. Upon implementation of the Forward Split, each share of our issued and outstanding Common Stock will be converted into thirty (30) shares of Common Stock.

The action to authorize the Forward Split has been prompted solely by the business considerations discussed in the preceding paragraphs.

Potential Risks of the Forward Split

When the Forward Split becomes effective, there can be no assurance that any future bid price of the Common Stock will continue at a level in proportion to the increased number of outstanding shares resulting from the Forward Split.

Additionally, the liquidity of the Common Stock could be affected adversely by the increased number of shares outstanding after the Forward Split. Although the Board believes that a lower stock price may help generate investor interest and increased volume in trading of the Common Stock, there can be no assurance that the Forward Split will result in a per-share price that will attract institutional investors or investment funds, or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the increased liquidity that may result from having greater shares issued and outstanding may not be offset by increased investor interest in our Common Stock.

Potential Effects of the Forward Split

Pursuant to the Forward Split, each one (1) share of the Common Stock issued and outstanding immediately prior to the effectiveness of the Forward Split, will become thirty (30) shares of the same class of the Common Stock after consummation of the Forward Split.

As of the Record Date, the Company had 500,000,000 authorized shares of Common Stock, of which 59,385,000 shares were issued and outstanding, and 5,000,000 authorized shares of Preferred Stock, 1,000,000 of which have been designated as Series A Convertible Preferred Stock, 0 of which were issued and outstanding.  The number of issued and outstanding shares of Common Stock, (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities), will be increased to a number that will be approximately equal to the number of shares of Common Stock issued and outstanding, immediately prior to the effectiveness of the Forward Split, multiplied by thirty (30).

After the Effective Date, each stockholder will own a greater number of shares of the Common Stock. However, the Forward Split will, subject to the provisions for elimination of fractional shares, affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us. With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Forward Split will remain the same. Further, it is not anticipated that the Company’s financial condition, the percentage ownership of management, the number of stockholders, or any aspect of the Company’s business will materially change, as a result of the Forward Split.

While the Forward Split alone would not change the number of authorized shares of the Common Stock as designated by our Articles of Incorporation, as amended, the Board has  recommended, and pursuant to the Written Consent the stockholders have approved, the increase to the authorized shares described above. The effect of the Articles Amendment on our authorized and outstanding shares of Common Stock follows:

		Issued and	Shares	Authorized,
	Authorized	Outstanding	Reserved	Unissued
	Shares	Shares	For Issuance	Shares

Pre-Forward Split	500,000,000	59,385,000	0	440,615,000

Post-Forward Split	5,000,000,000	1,781,550,000	0	3,218,450,000

The Company will continue to be subject to the periodic reporting requirements of the Exchange Act. The Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Forward Split will not affect the registration of the Common Stock under the Exchange Act.

Fractional Shares

No fractional shares of post-Forward Split Common Stock will be issued to any stockholder in connection with the Forward Split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of Common Stock to stockholders who would otherwise be entitled to receive fractional shares of Common Stock following the Forward Split, any fractional shares which result from the Forward Split will be rounded to the next whole share.

Effectiveness of the Forward Split

Commencing on the Effective Date, each certificate of the Common Stock will be deemed for all corporate purposes to evidence ownership of the increased number of shares of Common Stock resulting from the Forward Split. As soon as practicable after the Effective Date, stockholders have the option, but not the requirement to, contact the Company’s transfer agent, Island Stock Transfer, 15500 Roosevelt Blvd., Suite 301, Clearwater, FL 33760, to arrange to surrender their certificates representing shares of pre-Forward Split Common Stock in exchange for certificates representing shares of post-Forward Split Common Stock. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE.

Accounting Consequences

The par value per share of our Common Stock will remain unchanged after the Forward Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the Common Stock will be increased proportionally, based on the exchange ratio of thirty for one (30:1), from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be decreased because there will be more shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Forward Split.

Federal Income Tax Consequences of the Forward Split

The following is a summary of certain material federal income tax consequences of the Forward Split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Forward Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the  shares of common stock were, prior to the Forward Split, and will be, after the Forward Split, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Forward Split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Forward Split shares of common stock for post-Forward Split shares of common stock pursuant to the Forward Split. The aggregate tax basis of the new shares of common stock  received in the Forward Split will be the same as the stockholder’s aggregate tax basis in the pre-Forward Split shares of common stock exchanged therefor. The stockholder’s holding period for the post-Forward Split shares will include the period during which the stockholder held the pre-Forward Split shares of common stock  surrendered in the Forward Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The Company’s view regarding the tax consequences of the Forward Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Forward Split.

APPROVAL OF THE ARTICLES AMENDMENT

Under Section 78.390(1) of the NRS, every amendment to the Company’s Articles of Incorporation, as amended, must first be adopted by a resolution of the Board and must then be approved by stockholders entitled to vote on any such amendment. Under Section 78.390(1) of the NRS and the Company’s By-laws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company’s Articles of Incorporation, as amended.

Pursuant to Section 78.320 of the NRS, unless otherwise provided in the Company’s Articles of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Under Section 78.320 of the NRS, an action authorized by written consent does not require a meeting of stockholders to be called or notice thereof to be given.

Effective as of July 20, 2012, the Board executed a unanimous written consent authorizing and recommending that the Company’s stockholders approve the Articles Amendment.  For the reasons set forth above, the Board deems the authorization to be in the best interest of the Company and its stockholders.  However, pursuant to Section 78.390 of the NRS, the Board reserved the right to abandon the Articles Amendment at any time prior to the Effective Date, if it deems it appropriate to do so.

Effective as of July 20, 2012, the resolution of the Board was approved by the written consent of the holders of the issued and outstanding shares of Common Stock, representing an aggregate of 60.62% of the total voting power of all outstanding shares of our Common Stock on the Record Date, for the reasons set forth above.

While the Articles Amendment is expected to be effective on or about the Effective Date, pursuant to Section 78.390 of the NRS, the Board reserved the right to abandon the Articles Amendment at any time prior to the Effective Date, if it deems it appropriate to do so.

At least ten (10) days prior to the Effective Date, in accordance with Rule 10b-17 of the Exchange Act, the Company will notify the Financial Industry Regulatory Authority (“FINRA”) of the Forward Split.  Once the twenty (20) day time period under Rule 14c-2 has passed and FINRA has approved the Forward Split, the Articles Amendment attached to this Information Statement as Exhibit A will be filed with the Nevada Secretary of State with an expected effective date of the Effective Date.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate or any other person that has any substantial interest, direct or indirect, in the proposed Articles Amendment, other than as stockholders in the Company, as applicable.

NO DISSENTERS’ RIGHTS

Under the NRS, the Company’s dissenting stockholders are not entitled to appraisal rights with respect to the Articles Amendment, and we will not independently provide the Company’s stockholders with any such rights.

PROPOSALS BY SECURITY HOLDERS

There are no proposals by security holders.

CONTACT INFORMATION

The Company’s principal executive offices are located at 2230 Michigan Avenue, Santa Monica, California 90404. The Company’s telephone number is (310) 460-7303.

HOUSEHOLDING INFORMATION

The Company and some banks, brokers and other record holders may participate in the practice of “householding” information statements. This means that, unless stockholders give contrary instructions, only one copy of this Information Statement may be sent to multiple stockholders sharing an address. The Company will promptly deliver a separate copy of this document to any stockholder at a shared address upon written or oral request by such stockholder at the following address or telephone number: Journal of Radiology, Inc., 2230 Michigan Avenue, Santa Monica, California 90404, or by telephone at (310) 460-7303. Any stockholder who wants to receive a separate copy of any information statement, proxy statement or annual report of the Company in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact such stockholder’s bank, broker or other record holder, or such stockholder may contact the Company at the above address or telephone number.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC relating to our business, financial condition and other matters. Such reports and other information may be inspected at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. You may obtain information on the operations of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports and other information that we file electronically with the SEC.

Exhibit A

ROSS MILLERSecretary of State204 North Carson Street, Suite 1Carson City, Nevada 89701-4520(775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation: Journal of Radiology, Inc.

2.  The articles have been amended as follows: (provide article numbers, if available)

Articles Three: The authorized shares in the Corporation is changed from (i) 500,000,000 (five hundred million) shares of common stock, with a  par value of $0.001 per share and (ii) 5,000,000 shares of preferred stock, with a par value of $0.01 per share to: (i) 5,000,000,000 (five billion) shares of common stock, with a  par value of $0.001 per share (each one (1) share of common stock outstanding on the effective date of this Amendment to the Articles of Incorporation shall be automatically converted into thirty (30) shares of common stock and in lieu of fractional shares, each share so converted shall be rounded to the nearest whole share of common stock) and (ii) 50,000,000 (fifty million) shares of preferred stock, with a par value of $0.01 per share.  The Corporation’s board of directors has the authority to set the rights, privileges, preferences and denominations of any class of preferred stock through the issuance of a Certificate of Designation without receiving further stockholder approval.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60.62%

4. Effective date of filing: (optional)	_________________________, 2012
(must not be later than 90 days after the certificate is filed)

5.

Signature:  (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 3-6-09